EXHIBIT 99.1

               Trimble Reports Record First Fiscal Quarter Results Company Reports Revenue and GAAP EPS Ahead of Previous Guidance

SUNNYVALE, Calif., Apr. 29, 2003 - Trimble (Nasdaq: TRMB) today announced results for its first fiscal quarter ended April 4, 2003. The Company reported first quarter revenues of $127.3 million, versus $104.0 million in the first quarter of 2002. Earnings per share (EPS) for the first quarter on a Generally Accepted Accounting Principles (GAAP) basis were $0.18, which included an expense for approximately $1.8 million in amortization of intangibles under FAS 142 and an approximate $390,000 restructuring charge related to Trimble's continued cost reduction activities. This compares to a loss per share of
($0.03), which included an expense for approximately $2.0 million in amortization of intangibles and a $304,000 restructuring charge in the first quarter of 2002. First quarter 2003 GAAP EPS were calculated on a diluted basis using approximately 30.1 million shares.

"We continued to demonstrate the ability to execute in uncertain economic times," said Steven W. Berglund, president and CEO of Trimble. "Our survey and machine control products bring real productivity benefits and cost savings to our customers, which has translated into increased sales and profits for the Company. Additionally, our Component Technologies business remains robust with favorable margin trends, and our Mobile Solutions business demonstrated tangible progress on both increasing revenue and decreasing operating losses during the quarter."

First Fiscal Quarter Business Segment Highlights
Engineering and Construction (E&C)
Total first quarter E&C (including Tripod Data Systems (TDS), previously included in the Portfolio Technologies segment) revenues increased by 19 percent on a comparable basis over the first quarter of 2002. All business areas within E&C showed double-digit year over year growth in the quarter. GPS survey products had record sales for the second consecutive quarter. E&C sales also benefited from a positive reception to new products such as the recently introduced LM80, which is a combination of the TDS Recon(TM), a moderately priced, ruggedized handheld computer, and a new software package used to increase productivity, accuracy and reliability for the construction layout process.

Trimble Field Solutions (TFS) - Agriculture and Geographic  Information  Systems
(GIS) Trimble Field Solutions' first quarter revenue increased by approximately 15 percent over the first quarter of 2002. The GIS and Agriculture businesses each demonstrated double-digit revenue growth over the first quarter of 2002, with Agriculture benefiting from seasonal strength due to farmers preparing for the planting season.

Component Technologies (CT)
CT first quarter revenues increased by approximately 58 percent over the first quarter of 2002. Demand was strong across the board, especially for wireless infrastructure products. Margins also demonstrated strong improvement due to favorable product mix, increased volumes, and cost reductions related the transfer of the business' manufacturing operations from California to China during the second half of 2002.

Trimble Mobile Solutions (TMS)
TMS reported a 55 percent sequential increase in revenue during the first quarter, as it continued to gain traction in the ready mix concrete market. Revenue related to the Televisant(TM) Mobile Resource Management System and associated hardware products increased by over 250 percent sequentially, and now represent a majority of TMS' business. At the same time, divisional net loss decreased by approximately 71 percent from the fourth quarter.

Guidance
For the second quarter ending July 4, 2003, the Company expects revenues will be between $129.0 and $132.0 million. Gross margins are expected to be approximately 50 percent. Operating expenses, including approximately $1.8 million of amortization of intangibles are expected to be approximately $51 to $52 million. Net interest expense is expected to be approximately $2.6 million, and the income tax provision should be approximately $1 million. The Company anticipates other non-operating expense to be approximately $1.5 million. Within these revenue guidelines, Trimble expects GAAP EPS to be between $0.25 and $0.29, assuming 32.2 million shares outstanding.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Wednesday, April 29, 2003 at 2:00 PM Pacific Time to review its first quarter results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 PM, Pacific Time. The replay number is
(800) 642-1687, and the passcode is 9749108.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

Forward Looking Statement:
Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, gross margin, operating expenses, net interest expense, non-operating expense and earnings per share estimates for the quarter ending July 4, 2003. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, the Company's early success at converting customers who have been piloting Trimble Mobile Solutions into full fleet customers may not be predictive of the rates current customers in its pilot program convert and any failure to achieve predicted results could negatively impact the Company's revenues and gross margin. The overall health of the economy and the uncertainty over SARs may result in reduced capital spending which could impair the Company's ability to reach the forecasted results. In addition, many of the Company's products are manufactured in China and those operations could be harmed by the SARs outbreak in that country. Whether the Company achieves its guidance for the second quarter will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                 Three Months Ended
                                                                                 ------------------
                                                                             April 4,            Mar 29,
                                                                              2003                2002
                                                                              ----                ----
Revenue                                                                   $ 127,325            $ 104,029
Cost of revenue                                                              65,570               49,696
                                                                             ------               ------
    Gross Margin                                                             61,755               54,333
                                                                             ------               ------
    Gross Margin (%)                                                          48.5%                52.2%
                                                                              -----                -----
Operating expenses:
    Research and development                                                 16,040               15,038
    Sales and marketing                                                      23,997               22,127
    General and administrative                                                8,635               10,798
    Restructuring charges                                                       390                  304
    Amortization of goodwill & other purchased intangibles assets             1,795                1,978
                                                                              -----                -----
       Total operating expenses                                              50,857               50,245
                                                                             ------               ------

Operating income from continuing operations                                  10,898                4,088

Non-operating income (expense), net:
    Interest expense, net                                                   (3,375)              (3,943)
    Foreign exchange gain / (loss), net                                          92                 (59)
    Other income / (expense), net                                              (47)                  199
    Expenses for affliated operations, net                                  (1,215)                    -
                                                                            -------               ------
       Total non-operating  expense, net                                    (4,545)              (3,803)
                                                                            =======              =======
Income from continuing operations before income taxes                         6,353                  285
Income tax provision                                                          1,000                1,000
                                                                              -----                -----
Net income (loss)                                                             5,353                (715)
                                                                              =====                ====
Earnings per share :
     Basic                                                                  $  0.18            $  (0.03)
     Diluted                                                                $  0.18            $  (0.03)

Shares used in calculating earnings per share :
    Basic                                                                    29,360               27,959
                                                                             ======               ======
    Diluted                                                                  30,092               27,959
                                                                             ======               ======

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                                      April 4,           Jan 3,
                                                                        2003              2003
                                                                        ----              ----
Assets
Current assets:
   Cash and cash equivalents                                        $  13,529         $  28,679
   Accounts and other receivables, net                                 94,214            79,645
   Inventories, net                                                    64,513            61,144
   Other current assets                                                 9,405             8,477
                                                                        -----             -----
      Total current assets                                            181,661           177,945

Property and equipment, net                                            21,590            22,037
Goodwill and other purchased intangible assets, net                   229,919           229,171
Deferred income taxes                                                     417               417
Other assets                                                           13,200            12,086
                                                                       ------            ------
      Total assets                                                  $ 446,787         $ 441,656
                                                                    =========         =========

Liabilities and Shareholders' Equity
Current liabilities:
   Bank and other short-term borrowings                             $       -         $   6,556
   Current portion of long-term debt                                   24,085            24,104
   Accounts payable                                                    30,511            30,669
   Accrued compensation and benefits                                   17,861            17,728
   Accrued liabilities                                                 27,206            27,394
   Deferred income tax                                                    342                 -
   Income taxes payable                                                 7,135             6,450
                                                                        -----             -----
      Total current liabilities                                       107,140           112,901

Non-current portion of long-term debt                                 107,265           107,865
Deferred gain on joint venture                                         10,571            10,792
Deferred income tax                                                     2,651             2,561
Other non-current liabilities                                           6,517             6,186
                                                                        -----             -----
      Total liabilities                                               234,144           240,305
                                                                      -------           -------
Shareholders' equity:
   Common stock                                                       227,583           225,872
   Accumulated deficit                                               (18,142)          (23,495)
   Accumulated other comprehensive income/(loss)                        3,202           (1,026)
                                                                        -----           ------
      Total shareholders' equity                                      212,643           201,351
                                                                      -------           -------
      Total liabilities and shareholders' equity                    $ 446,787         $ 441,656

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                           Three Months Ended
                                                                        April 4,         Mar 29,
                                                                          2003            2002
Cash flow from operating activities:
    Net Income/( Loss)                                                     5,353          (715)

    Adjustment to reconcile net income (loss) to net cash
    provided by operating activities:
         Depreciation expense                                              2,217          2,671
         Amortization expense                                              1,977          2,186
         Provision for doubtful accounts                                     449          1,232
         Amortization of deferred gain                                         -          (398)
         Amortization of debt issuance cost                                  513              -
         Deferred income taxes                                               461              -
         Other                                                               272            803

    Add decrease (increase) in assets:
         Accounts receivables, net                                      (15,114)        (2,357)

         Inventories                                                     (3,370)        (1,677)

         Other current and non-current assets                            (1,359)          (980)

         Effect of foreign currency translation adjustment                 2,008        (1,284)

    Add increase (decrease) in liabilities:
         Accounts payable                                                  (158)          (448)
         Accrued compensation and benefits                                   133          2,901
         Accrued liabilities                                                 426        (4,540)
         Deferred gain - short term                                            -            345
         Deferred gain on joint venture                                    (221)         11,000
         Income taxes payable                                                685            508

 Net cash provided by (used in) operating activities                     (5,728)          9,247

 Cash flows from investing activities:
     Acquisitions, net of cash acquired                                    (397)        (2,158)
     Acquisition of property and equipment                               (1,485)        (1,783)
     Proceeds from disposal of property and equipment                         56              -
     Cost of capitalized patents                                             (4)           (48)
 Net cash used in investing activities                                   (1,830)        (3,989)

 Cash flow from financing activities:
     Issuance of common stock                                                540         17,433
     Collections (Payments) of notes receivable                            (188)             80
     Proceeds from (Payments on) long-term debt and revolving
     credit lines                                                        (7,944)       (20,828)
 Net cash used in financing activities                                   (7,592)        (3,315)

 Net increase (decrease) in cash and cash equivalents                   (15,150)          1,943

 Cash and cash equivalents - beginning of period                          28,679         31,078

 Cash and cash equivalents - end of period                             $  13,529      $  33,021

 Supplemental disclosures of cash flow information:
    Cash paid (refunded) during the period for:
        Interest                                                       $     876      $   7,287
        Income taxes, net of refunds                                   $    (69)      $   1,222

                           TRIMBLE NAVIGATION LIMITED
                               FINANCIAL DASHBOARD
                       (Dollars in thousands, except EPS)

                                                                          Q1'02        Q4'02        Q1'03
                                                                          Actual       Actual       Actual
                                                                          ------       ------       ------
Income Statement Metrics
   Total Revenue                                                       $ 104,029     $124,569     $127,325

     Engineering & Construction                                           72,049       81,673       85,663
     Trimble Field Solutions                                              18,031       17,764       20,681
     Component Technologies                                               10,025       19,948       15,866
     Trimble Mobile Solutions                                              2,352        2,050        3,168
     Portfolio Technologies                                                1,572        3,134        1,947

   Gross Margin                                                            52.2%        49.4%        48.5%
                                                                           ----         ----         ----
   Total Segment Income                                                $  12,779     $ 17,002     $ 17,970
                                                                       ---------     --------     --------
     Engineering & Construction                                           12,195       11,544       12,240
     Trimble Field Solutions                                               3,862        1,955        3,314
     Component Technologies                                                1,042        4,934        3,855
     Trimble Mobile Solutions                                            (3,323)      (2,405)        (687)
     Portfolio Businesses                                                  (997)          974        (752)

   Corporate and Other Charges                                         $ (8,691)     $(7,159)     $(7,073)
   Non-operating expense and income taxes                              $ (4,803)     $(5,838)     $(5,544)
                                                                       ---------     --------      -------
   Net Income (loss)                                                   $   (715)     $  4,005     $  5,353
                                                                       =========     ========     ========

     Amortization of Goodwill and Intangibles                              1,978        2,166        1,795
     Depreciation                                                          2,671        2,046        2,217

   GAAP EPS                                                            $  (0.03)     $   0.14     $   0.18

Balance Sheet and Liquidity Metrics
   Cash & Cash Equivalents                                             $  33,021     $ 28,679     $ 13,529


   Accounts Receivables, Net                                           $  71,430     $ 77,618     $ 92,187


   Inventories, Net                                                    $  53,487     $ 61,144     $ 64,513


   Total Debt                                                          $ 169,737     $138,525     $131,350
                                                                       ---------     --------     --------
     Total Short Term Debt                                                72,670       30,660       24,085
                                                                          ------       ------       ------
     Current Portion of Term Loan                                         21,000       24,000       24,000
     Revolving Credit Facility                                            48,000        6,550            0
     Other                                                                 3,670          110           85
                                                                           -----          ---           --
     Total Long Term Debt                                                 97,067      107,865      107,265
                                                                          ------      -------      -------
     Term Loan                                                            26,600        8,600        2,600
     Thermo Electron note 10.4%                                           68,670       69,136       69,136
     Revolving Credit Facility                                                 0       28,450       33,850
     Other                                                                 1,797        1,679        1,679

   Equity                                                              $ 155,195     $201,351     $212,643

   Working Capital                                                     $  17,428     $ 65,044     $ 74,521

   Capital Expenditures                                                $   1,783     $  1,683       $1,485

   Cash Flow from Operations*                                          $   9,247     $ 10,032     $(5,728)

Financial Ratios
   Days Sales Outstanding                                                     50           58           56

   Days Sales in Inventory                                                    98           89           90

   Current ratio                                                             1.1          1.6          1.7

   Debt to Equity                                                            1.1          0.7          0.6
                                                                             ---          ---          ---

Other
   Headcount
                                                                           2,051        2,050        2,004

Notes:
1) Engineering & Construction consists of Construction Instruments (CI), Machine Control, Survey and Tripod Data Systems (TDS).
2) Trimble Field Solutions consists of Geographic Information
Systems (GIS) and Agriculture.
3) Portfolio  Technologies  consists of Military and Advanced  Systems  (MAS).
* Cash Flow from Operations includes impact of exchange rate changes on cash.